Exhibit 99.1

SNAP INTERACTIVE REPORTS
RESULTS FOR THE QUARTER ENDED JUNE 30, 2013

NEW YORK, NY, August 14, 2013 — Snap Interactive, Inc. (“SNAP,” the “Company,” “we,” “our” or “us”) (OTCBB: STVI), a leading social dating developer, today announced financial and operational results for the quarter ended June 30, 2013.

●	On a sequential basis, total revenues for the second quarter of 2013 decreased 9% to $3.2 million for the second quarter of 2013 from $3.5 million for the first quarter of 2013;
●
On a sequential basis, bookings for the second quarter of 2013 increased 5% to $3.1 million for the second quarter of 2013 from $3.0 million for the first quarter of 2013, marking the Company's first increase in bookings since the first quarter of 2012;

●	Total revenues decreased 40% to $3.2 million for the second quarter of 2013 from $5.2 million for the comparable period in 2012;
●	Quarterly bookings decreased 42% to $3.1 million for the second quarter of 2013 from $5.3 million for the comparable period in 2012;
●
Net loss was $1.5 million, or $0.04 per basic and diluted common share for the second quarter of 2013 as compared with a net loss of $1.0 million, or $0.03 per basic and diluted common share, for the comparable period in 2012;

●	Available sources of liquidity (including cash and cash equivalents and restricted cash) totaled $3.0 million at June 30, 2013.

“We are excited to report that quarterly bookings for the second quarter of 2013 were up 5% sequentially, when compared to the first quarter of 2013, and only down 42% when compared to the comparable period in 2012. Even more encouraging is that the sequential increase in bookings occurred despite a 16% reduction in advertising and marketing spend for the second quarter of 2013 as compared to the first quarter of 2013, demonstrating that AYI.com’s new social features are resonating with its users and generating increased user engagement.  We have seen an increase around the conversion of new users into paying subscribers since the launch of certain social features in March 2013,” said Jon D. Pedersen, Sr., SNAP’s Chief Financial Officer.

“Once again, our year-over-year results reflect a significant reduction in advertising and marketing expense for the second quarter of 2013 from the comparable period in 2012, which primarily results in decreased new user acquisition. We reduced our user acquisition from the second half of 2012 through January 2013 as we focused on rebuilding, testing and optimizing the redesigned AYI.com application. As we moved past the transitional phase of the re-launch, bookings began to improve during the first quarter of 2013, which continued during the second quarter of 2013.

Mr. Pedersen continued, “In addition to the improved core business metrics noted above, there are other developments that we are excited about around managing our expenses moving forward. We recently announced that we completed a data center move that we expect to save the Company approximately $500,000 a year while improving operational flexibility and site performance. We have also continued to execute our hiring plans of assembling a top-notch product and engineering team, with nearly half of our employees being engineers now.  With the majority of the team now in place to execute against our product roadmap, we expect our recruiting costs to decrease during the second half of 2013. Recruiting expenses totaled approximately $300,000 during the first half of 2013 and nearly $600,000 during 2012. We plan to redeploy that cost savings toward user acquisition and marketing to seek to grow our revenue during the second half of 2013 and beyond.”

 Financial Highlights

	Three Months Ende June 30,			Six Months Ended June 30
GAAP Results	2013	2012	Change	2013	2012	Change
Total revenues	$3,151,989	$5,212,637	(40)%	6,621,549	10,958,088	(40)%
Advertising and marketing expense	$952,248	3,023,656	(69)%	2,083,929	7,543,897	(72)%
Deferred revenue (at period end)	$2,031,702	3,654,943	(44)%	2,031,702	3,654,943	(44)%
Net loss	$(1,472,413)	$(1,034,223)	42%	(1,627,483)	(4,029,860)	(60)%
Net cash used in operating activities	$(1,480,086)	(138,051)	972%	(2,651,931)	(1,697,958)	56%

Non-GAAP Results
Bookings	$3,114,169	$5,335,772	(42)%	6,085,683	11,213,482	(46)%
Overall liquidity (at period end)	$2,992,944	7,200,158	(58)%	2,992,944	7,200,158	(58)%

Management Commentary

“During 2012, we made a strategic decision to focus on investing in new hires and talent to support the long-term growth of the redesigned AYI.com, which is built around connecting via users’ friends and interests.  As we went through the transitional period, we purposely limited advertising and marketing expense,” said SNAP’s President and Chief Executive Officer Clifford Lerner. “Overall advertising and marketing expense for the second quarter of 2013 remained substantially lower compared to the comparable period in 2012, resulting in declines in revenues, bookings and subscribers. Although a correlation exists between revenue and advertising and marketing expense, our revenue for the second quarter of 2013 declined only 40% while our advertising and marketing expense declined 69% versus the comparable period in 2012.  We’re excited to see our long-term vision begin to take hold since we’ve launched the new social-based features.  This is most evidenced by the 5% sequential growth in bookings for the second quarter of 2013 as compared to the first quarter of 2013, despite a 16% reduction in advertising and marketing expense when comparing such periods.

The AYI product’s new feature-set, which leverages a user’s social and interest graph to better connect people, has been a key driver of improving AYI.com’s core metrics and user conversion rates.  In additional to the increased conversion of new users to paying subscribers, we’re also seeing increased messaging between users when users have friends and interests in common.  Perhaps the most exciting data point since the re-launch, is that women in particular are embracing the social-based features.  Women are more than twice as likely to contact a man when there is a friend in common, and 36% more likely to contact a man when she shares a common interest.

“We have also taken other steps to improve our internal analytics and user engagement and conversion.” Lerner continued, “We completed several new initiatives during the first quarter, including a deeper integration of Splunk to enable more real-time and granular analytics around user engagement and conversion rates. In addition, we made a number of organizational changes that enabled us to focus on improving specific user engagement metrics and prepared us for future growth, For example, we now have a team dedicated to optimizing existing features and testing new ideas. The impact of these changes was only partially realized during the second quarter of 2013, but we expect to experience the full positive impact during the remainder of 2013.

Mr. Lerner concluded, “As we move forward we will continue to focus on increasing conversion, tightly controlling fixed costs and growing the brand around the success of our social-based dating features.  With the core feature set around friends and interests fully integrated into the experience, the data is showing that AYI.com is specifically filling a need for single women, as on-site engagement from women is higher when there are friends and interests in common with another user.  As a result, we are as excited as ever about our future as we move into the second half of 2013.”

The Company has also released an updated investor presentation, which can be found at http://investors.snap-interactive.com/presentations.

About Snap Interactive, Inc.

Snap Interactive, Inc. develops, owns and operates a social dating application for social networking websites and mobile platforms.  SNAP's flagship brand, AYI.com, is one of the largest social and mobile dating applications on the Internet and offers a completely integrated Facebook, iPhone, Android and Web dating application. With 51% of singles reporting 'bad' experiences when meeting people online, AYI.com's mission is to improve the online dating experience of meeting new people by integrating a user's friends and interests to enable more meaningful connections. For more information on SNAP, please visit http://www.snap-interactive.com/, its blog at http://devblog.snap-interactive.com, on Facebook at facebook.com/SnapInteractiveInc and on Twitter at @SNAPInteractive.

The contents of our websites are not part of this press release, and you should not consider the contents of these websites in making an investment decision with respect to our common stock.

Facebook® is a registered trademark of Facebook, Inc. iPhone® is a registered trademark of Apple Inc. Android® is a registered trademark of Google Inc. AYI.com® is a registered trademark of Snap Interactive, Inc.

PR Contact:
Kayla Inserra
Kayla@specopscomm.com
919-601-2247

IR Contact:
IR@snap-interactive.com

Forward-Looking Statements

This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “project,” “seek,” “target,” and variations of such words and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are subject to certain risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed by the forward-looking statements, including, but not limited to, the following: general economic, industry and market sector conditions; the Company’s future growth and the ability to obtain additional financing to implement the Company’s growth strategy; the ability to anticipate and respond to changing user and industry trends and preferences; the intense competition in the social dating marketplace; the ability to establish and maintain brand recognition; the ability to support and derive revenue from our application for mobile platforms; the success of new AYI features and branding on user engagement and conversion;  the effect of the move of the Company’s data center on operational flexibility, cost savings, development and production; the actual cost savings as a result of the move of the Company’s data center; the performance of the Company’s application after the move of the Company’s data center; the amount or effect of future recruiting expenses; and circumstances that could disrupt the functioning of the Company’s application and websites.  In evaluating these statements, you should carefully consider these risks and uncertainties and those described under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Securities and Exchange Commission filings.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

SNAP INTERACTIVE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2013	2012
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$2,617,733	$5,357,596
Restricted cash	375,211	105,000
Credit card holdback receivable	256,924	287,293
Accounts receivable, net of allowances and reserves of $41,929 and $36,129, respectively	333,182	320,019
Prepaid expense and other current assets	170,136	204,824
Total current assets	3,753,186	6,274,732
Fixed assets and intangible assets, net	598,536	548,549
Notes receivable	168,098	165,716
Investments	50,000	-
Total assets	$4,569,820	$6,988,997

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$989,893	$799,183
Accrued expenses and other current liabilities	394,479	240,049
Deferred revenue	2,031,702	2,524,229
Total current liabilities	3,416,074	3,563,461
Deferred rent	30,214	48,340
Warrant liability	445,075	1,616,325
Total liabilities	3,891,363	5,228,126
Commitments
Stockholders' equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common Stock, $0.001 par value, 100,000,000 shares authorized, 49,737,826 and 44,007,826 shares issued, respectively, and 38,932,826 and 38,832,826 shares outstanding, respectively	38,933	38,833
Additional paid-in capital	9,982,391	9,437,422
Accumulated deficit	(9,342,867)	(7,715,384)
Total stockholders' equity	678,457	1,760,871
Total liabilities and stockholders' equity	$4,569,820	$6,988,997

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Subscription revenue	$3,150,319	$5,110,907	$6,578,210	$10,696,945
Advertising revenue	1,670	101,730	43,339	261,143
Total revenues	3,151,989	5,212,637	6,621,549	10,958,088
Costs and expenses:
Programming, hosting and technology	1,339,930	995,765	2,701,321	1,897,885
Compensation	1,078,536	1,063,503	1,899,606	1,969,852
Professional fees	206,703	183,909	473,807	332,226
Advertising and marketing	952,248	3,023,656	2,083,929	7,543,897
General and administrative	1,118,700	1,090,334	2,264,725	2,074,553
Total costs and expenses	4,696,117	6,357,167	9,423,388	13,818,413
Loss from operations	(1,544,128)	(1,144,530)	(2,801,839)	(2,860,325)
Interest income, net	1,440	10,067	3,106	18,600
Mark-to-market adjustment on warrant liability	70,275	117,125	1,171,250	(1,171,250)
Other expense	-	16,885	-	16,885
Net loss before income taxes	(1,472,413)	(1,034,223)	(1,627,483)	(4,029,860)
Provision for income taxes	-	-	-	-
Net loss	$(1,472,413)	$(1,034,223)	$(1,627,483)	$(4,029,860)

Net loss per common share:
Basic and diluted	$(0.04)	$(0.03)	$(0.04)	$(0.10)

Weighted average number of common shares used in calculating net income (loss) per common share:
Basic and diluted	38,932,826	38,580,261	38,920,671	38,580,261

SNAP INTERACTIVE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Six Months Ended
	June 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(1,627,483)	$(4,029,860)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	85,563	72,476
Amortization of investment premium	-	5,348
Stock-based compensation expense	445,069	609,793
Mark-to-market adjustment on warrant liability	(1,171,250)	1,171,250
Loss on disposal of fixed assets	-	16,885
Changes in operating assets and liabilities:
Restricted cash	(270,211)	(105,000)
Credit card holdback receivable	30,369	(31,954)
Accounts receivable, net	(13,163)	(69,992)
Prepaid expense and other current assets	34,688	(96,833)
Security deposit	-	19,520
Accounts payable and accrued expenses and other current liabilities	341,601	235,007
Deferred rent	(14,587)	(11,135)
Deferred revenue	(492,527)	516,537
Net cash used in operating activities	(2,651,931)	(1,697,958)

Cash flows from investing activities:
Purchase of fixed assets	(35,550)	(88,241)
Investment in DCL Ventures, Inc.	(50,000)	-
Redemption (purchase) of short-term investments	-	4,975,000
Repayment (issuance) of notes receivable and accrued interest	(2,382)	7,672
Net cash (used in) provided by investing activities	(87,932)	4,894,431

Cash flows from financing activities:
Net cash provided by financing activities	-	-

Net (decrease) increase in cash and cash equivalents	(2,739,863)	3,196,473

Cash and cash equivalents at beginning of year	5,357,596	2,397,828

Cash and cash equivalents at end of period	$2,617,733	$5,594,301

Supplemental disclosure of noncash activity:

AYI.com domain purchase in exchange for 100,000 shares of common stock	$100,000	-

SNAP INTERACTIVE, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Reconciliation of Subscription Revenue to Bookings
Subscription revenue	$3,150,319	$5,110,907	$6,578,210	$10,696,945
Change in deferred revenue	(36,150)	224,865	(492,527)	516,537
Bookings	$3,114,169	$5,335,772	$6,085,683	$11,213,482

	Three Months Ended
	March 31,
	2013	2012

Subscription revenue	$3,427,891	$5,586,038
Change in deferred revenue	(456,376)	(291,672)
Bookings	$2,971,515	$5,877,710

	June 30, 2013	June 30, 2012
Reconciliation of Cash and Cash Equivalents to Overall Liquidity (at period end)
Cash and cash equivalents	$2,617,733	$5,594,301
Restricted cash	375,211	105,000
Overall liquidity	$2,992,944	$7,200,158

Non-GAAP Financial Measures

We have provided in this release non-GAAP financial information including bookings and overall liquidity to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing our financial results to assess operational performance and to determine our future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because it allows for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use such information to help assess the health of our business.

Some limitations of bookings and overall liquidity as financial measures include that:

●	Bookings does not reflect that we defer and recognize revenue from subscription fees and micro-transactions over the length of the subscription term;
●
Other companies, including companies in our industry, may calculate bookings and overall liquidity differently or choose not to calculate bookings and overall liquidity at all, which reduces their usefulness as comparative measures; and

●	Overall liquidity does not reflect the Company’s ability to convert restricted cash into cash and cash equivalents.

Because of these limitations, you should consider bookings and overall liquidity along with other financial performance measures, including total revenues, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.